EXHIBIT 99.4

Mirant Americas Generation, LLC

Offer to Exchange

7.20% Senior Notes due 2008 and
8.50% Senior Notes due 2021

Which have been Registered Under the Securities Act of 1933, as amended,
For Any and All Outstanding

7.20% Senior Notes due 2008 and
8.50% Senior Notes due 2021

Pursuant to the Prospectus Dated May 6, 2002

To Our Clients:

Enclosed for your consideration is a Prospectus, dated May 6, 2002 (the “Prospectus”), of Mirant Americas Generation, LLC, a Delaware limited liability company (the “Company”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) relating to the offer to exchange (the “Registered Exchange Offer”) the registered 7.20% Senior Notes due 2008 and 8.50% Senior Notes due 2021 (the “New Notes”) for any and all outstanding 7.20% Senior Notes due 2008 and 8.50% Senior Notes due 2021 (the “Existing Notes”), upon the terms and subject to the conditions described in the Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, entered into on October 9, 2001, between the Company and the initial purchasers named therein.

The CUSIP numbers for the Existing Notes are as follows:

7.20% Senior Notes due 2008: 60467PAK0
8.50% Senior Notes due 2021: 60467PAN4

This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange Offer will expire at 5:00 p.m., New York City time, on June 7, 2002 (the “Expiration Date”), unless extended by the Company. Any Notes tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.

Your attention is directed to the following:

1.  The Registered Exchange Offer is for any and all Existing Notes.

2.  The Registered Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “This Exchange Offer—Conditions to this Exchange Offer.”

3.  Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.  The Registered Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

Instructions with Respect to the Exchange Offer

The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated May 6, 2002, of the Company, and the related specimen Letter of Transmittal.

This will instruct you to tender the number of Existing Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

(Check one).

Box 1 ☐
Please tender my Existing Notes held by you for my account. If I do not wish to tender all of the Existing Notes held by you, I have identified on a signed schedule attached hereto the number of Existing Notes I do not wish tendered.

Box 2 ☐	Please do not tender any Notes held by you for my account.

Date                  , 2002

Signature(s)

Please print name(s) here

(	)

(	)
Area code and phone number

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Existing Notes.